July 26, 2017

To our Shareholders,

Recent Company Events

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During the past several months some significant events have occurred at iGambit.   On February 14, 2017 we acquired HubCentrix, Inc. (HubCentrix) and on April 6, 2017 we acquired the assets of the CyberCare Health Network Division from EncounterCare Solutions Inc. (ECSL).  Both are in the health wellness business. Their services are complementary and are operating under our wholly owned subsidiary HealthDatix, Inc. (HealthDatix).

In addition, on June 30, 2017 we sold off our wholly owned subsidiary Wala Inc., doing business as ArcMail Technologies (ArcMail), resulting in an elimination of approximately $6 million in liabilities from our balance sheet.

Welcome New Shareholders

As a result of the ECSL transaction we have gained the ECSL shareholders as new valued shareholders of iGambit.   We welcome you as you join our existing loyal iGambit shareholders and look forward to a prosperous future together.

Our New Focus

Previously we were a company focused on the technology markets. With the two recent acquisitions and the ArcMail sale, we now tailor our focus entirely on the medical technology markets.  Our mission is the expansion of HealthDatix.

HealthDatix provides a new and unique opportunity for physicians to identify patients eligible for both “Annual Wellness Visits” (AVW) as well as “Chronic Care Management” both of which are reimbursed by Medicare.   HealthDatix’s identifies the patient’s eligibility for Medicare reimbursed doctor visits to access and assist in the well-being and cultivation of a healthy lifestyle. Additionally HealthDatix provides an FDA approved, Medicare covered platform, for continuous management of chronic care patients. Our continuous care platform can be tailored for individual care and health management of patients susceptible to chronic illness.

The HealthDatix platform is also designed to accumulate information from any TeleMedicine or wearable device. This includes our own wearable medical watch, under development, that will continuously collect and trend data.

Our AWV platform technology is complete and our Chronic Care Monitoring Platform and Electronic House Call technology is complete and FDA approved.  We have launched the AWV program and have started to recognize revenue.  We expect the revenue to grow steadily during 2017 with significant growth anticipated during 2018.

Our medical wearable watch is currently under development and we anticipate its completion some time in 2018.

The Market Potential

There are approximately 57 million Medicare participants currently according to the Centers for Medicare and Medicaid Services, with the number forecast to rise to approximately 79 million in 2030. 70% of Medicare patients (or 40 million) require an annual wellness visit exam (AWV).  HealthDatix offers software that facilitates the AWV.

By the end of 2018 all Advantage Care members (currently approximately 19 million) will be required to have an AWV to continue to qualify for Medicare. Also, the onetime sale of a Medical-Wearable offers additional potential revenue, which includes a monthly recurring monitoring fees, particularly for those patient’s identified as eligible for Chronic Care Monitoring.

             The approximately 10 million patients of Medical Service Organizations (MSO) and approximately 156 million members of Private Health Plans represent opportunities for our Company using our digital health monitoring systems.

Conclusion

In conclusion, I am proud of the accomplishments we have made to date and am extremely enthused about our prospects going forward. On behalf of all of us at iGambit, I thank all of our stakeholders for your continued support and look forward to announcing additional milestones.

Sincerely,

John Salerno

Chairman& CEO

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by iGambit are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. and U.S. government policies and regulations, including, but not limited to those affecting the medical fertility clinic industry. iGambit undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in iGambit Inc.'s filings with the Securities and Exchange Commission.